Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 33-34834 of Magnetek FlexCare Plus Retirement Savings Plan on Form S-8 of our report dated June 29, 2007, appearing in this Annual Report on Form 11-K of Magnetek FlexCare Plus Retirement Savings Plan for the year ended December 31, 2006.

Virchow, Krause & Company, LLP

Milwaukee, Wisconsin

June 29, 2007